EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation of our report dated January 14, 2003, relating to the consolidated financial statements of First South Bancorp, Inc., and subsidiary included in this Registration Statement on Form SB-2 and Prospectus relating to the offering of up to 250,000 shares of the common stock of First South Bancorp, Inc., and to the reference to our firm therein under the caption "Experts."



                                            s/Cherry Bekaert & Holland, L.L.P.
                                            -----------------------------------
                                             Cherry Bekaert & Holland, L.L.P.


Spartanburg, South Carolina
May 28, 2003